                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 17 to the Registration Statement on Form N-1A ("Registration Statement") of
our report dated February 15, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to
Shareholders of the International Bond Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," "Independent Accountants" and
"Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 25, 2002